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           EXHIBIT 10.25 -- AGREEMENT WITH EASYAIR LIMITED (OPENAIR)

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THIS AGREEMENT is made the 2nd day of April 2003

BETWEEN:

1.    Easyair Limited (Registered No 4313723) whose registered office is at The
      Chemistry Lab, 57 Kingsway Place, Sans Walk, London EC1R OLY ("OpenAir");
      and

2.    Swiftnet Limited (Registered No 2469394) whose registered office is at
      Britannia House, 960 High Road, London N12 9RY ("the Company")

WHEREAS

(A)   OpenAir supplies certain telecommunications goods and services

(B)   The Company promotes and sells such goods and services to third parties

(C)   OpenAir has agreed to supply such goods and services to the Company in accordance with the terms and conditions of this Agreement

NOW IT IS HEREBY AGREED as follows:

1. DEFINITIONS

1.1     In this Agreement the following terms shall have the following meanings:

        "Customer"      means a person, partnership, limited Company or any
                        other third party to whom the Company promotes or sells
                        goods or services;

        "Force          Majeure" means in relation to either party any
                        circumstances beyond the reasonable control of that
                        party (including without limitation, any industrial
                        action, act of God, sabotage, riot, explosion, national
                        emergency, war, prohibitive government regulation or
                        delay or failure in manufacture, production or supply by
                        third parties of the Goods or network services), which
                        prevents such party from fully performing its
                        obligations under Agreement.

        "Goods"         means GSM cellular equipment including mobile telephones
                        and related accessories, which OpenAir is to supply to
                        the Company for re-sale to any Customer in accordance
                        with this Agreement;

      Rail House, Gresty Road, Crewe, Cheshire CW2 6EA Tel: 0870 111 8050
                            Website: www.openair.biz
               OPENAIR is a subsidiary of EasyAir Limited Company
                      Reg. No. 4313723 VAT No. 795 4920 80

"Manual                 means" Openair's operations manual which incorporates
                        Openair's terms and conditions of trading. The Manual is
                        attached to this Agreement as Appendix A and comprises
                        part of this Agreement;

Payment                 Plan Means Openair's payments and schedules that
                        incorporate connection bonuses, loyalty bonuses, call
                        charge discounts, line rental discount, claw back and
                        payment terms. The Payment Plan is attached as Appendix
                        B and comprises part of this agreement:

Price                   List means the  network's  standard  published  tariff's
                        that are  available  for resell and  provide by OpenAir.
                        The  Price  List is to be used in  conjunction  with the
                        Payment  Plan.  The  Price  List  is  attached  to  this
                        agreement  as  Appendix  C and  comprises  part  of this
                        agreement:

"Services"              means the services  described  in the Price List,  which
                        OpenAir  will  supply to the  Company for re-sale by the
                        Company to the Customers;

"Network Agreement"     means the agreement  between  OpenAir and any telephonic
                        network provider relating to the Goods and/or Services;

"Network                Provider" means the telephonic network provider with
                        whom OpenAir has entered into the Network Agreement
                        relating to the Goods and/or Services

1.2   The headings in this Agreement are for convenience only and shall not affect its interpretation

2. SUPPLY OF GOODS AND SERVICES

2.1   During the continuance of this Agreement OpenAir shall sell and the
      Company shall purchase such quantities of the Goods and such Services as may be ordered by the Company from time to time subject to the terms and conditions of this Agreement.

2.2   All sales of the Goods and Services by OpenAir to the Company pursuant to this Agreement shall be subject to the terms and conditions set out in the
      Manual from time to time.

2.3   The Company shall be responsible to OpenAir for ensuring the accuracy and completeness of the terms of any order pursuant to this Agreement, and for giving OpenAir any necessary information relating to the Goods and
      Services within a sufficient time to enable OpenAir to perform its obligations under this Agreement

3. PRICE AND PAYMENT

3.1   The price of the Goods or Services shall be as set out in the Price List.

3.2   OpenAir reserves the right, by giving notice to the Company at any time before delivery, to increase the price of Goods or Services to reflect any increase in the cost to OpenAir which is due to any factor beyond the control of OpenAir (such as, without limitation, any alteration of duties, any significant increase in the costs of labour, materials or other costs of purchase), or any changes in delivery dates or quantities of the Goods or Services which is requested by the Company, or any delay caused by any instructions of the Company or failure of the Company to give OpenAir adequate information or instructions. OpenAir may also increase the price of goods or services should there be some statutory provision, which materially affects the provision of such goods or services

3.3   Unless otherwise agreed in writing by OpenAir, all prices given by OpenAir for the Goods are on an ex works basis, and where OpenAir agrees to deliver the Goods otherwise than at Openair's premises the Company shall be liable to pay Openair's charges for transport, packaging and insurance

3.4   The price for the Goods or Services and all other sums due to OpenAir under this Agreement shall be exclusive of any applicable value added tax, which the Company shall be additionally liable to pay to OpenAir at the appropriate rate

3.5   OpenAir shall be entitled to invoice the Company for the price of the
      Goods or Services monthly as described in the Price List

3.6   In consideration of Openair's supply of the Goods and Services pursuant to this Agreement, the Company shall pay the price (together with any applicable Value added tax) within 45 days of the date of Openair's invoice or as set out in the Payment Plan. The Company's payment obligation under this clause 3.6 shall not be conditional on the receipt by the Company of amounts due to it by Customers.

3.7   If the Company fails to pay on the due date any sum due under this
      Agreement from the Company to OpenAir then, without prejudice to any other right or remedy available to OpenAir, OpenAir shall be entitled to:-

      3.7.1 If the Company fails to pay on the due date any sum due under this
            Agreement from the Company to OpenAir then, without prejudice to any other right or remedy available to OpenAir, OpenAir shall be entitled to:-

      3.7.2 Suspend deliveries of Goods and Services until payment of the full amount (including any interest) has been received by OpenAir from the Company; and

      3.7.3 Offset any monies due from the Company against any monies due to the
            Company. The Company shall similarly have the right to offset any monies due from OpenAir against any monies due to OpenAir.

      3.8   On termination of this Agreement due to breach by or insolvency of the Company, as described in clauses 9.2.1, 9.2.3, 9.2.4 or 9.2.5,
            OpenAir shall have the option to continue to provide Goods and
            Services to the Customers. In such circumstances, the Company will use its reasonable endeavours to assist with the transfer of the
            Customers to OpenAir, including providing all relevant customer information including copies of the original customer agreements.

4. COMMISSIONS

4.1   In consideration of the Company's performance of its obligations pursuant to this Agreement, OpenAir shall pay the Company a commission on each new

Connection of a Customer in accordance with the provisions of the Payment Plan at the date of Openair's acceptance of such order

4.2   The Company shall submit an invoice to OpenAir for the commission and
      OpenAir shall make the payment as specified in the Payment Plan

4.3   No commission shall be payable or allowed by OpenAir in respect of any order received by OpenAir after the termination of this Agreement for whatever reason notwithstanding that quotations may have been submitted during the term of this Agreement

4.4   Either party has the right to set-off any sums due under this Agreement against any sums owing to the other party pursuant to this clause 4 or as provided in the Payment Plan

4.5   The Company agrees that it will promptly repay to OpenAir any commissions that become repayable subject to and in accordance with the clawback provisions in the Payment Plan

5. DELIVERY OF GOODS

5.1   OpenAir shall use all reasonable endeavours to maintain sufficient supplies of the Goods to fulfill its obligations under this Agreement

5.2   OpenAir shall use all reasonable endeavours to deliver each of the
      Company's orders for the Goods on the date specified in the order, but the time of delivery shall not be of the essence and if despite those endeavours OpenAir is unable for any reason to fulfill any delivery of the
      Goods on the specified date then OpenAir shall not be deemed to be in breach of this Agreement or have any liability to the Company howsoever arising

5.3   Delivery of the Goods shall take place at Openair's premises at Rail
      House, Gresty Road, Cheshire CW3 6EA, but OpenAir shall at the Company's request arrange for suitable transport to the Company's premises, in which case all costs incurred in connection with the transport, packing, delivery and insurance of the Goods shall be borne by the Company.

5.4   Risk in and responsibility for the Goods shall pass to the Company:-

      5.4.1 in the case of Goods to be delivered at Openair's premises, at the time when OpenAri notifies the Company that the Goods are available for collection; or

      5.4.2 in the case of Goods to be delivered otherwise than at Openair's premises, at the time of delivery

5.5   Notwithstanding delivery and the passing of risk in the Goods, the property in the Goods shall not pass to the Company until OpenAir has received in cleared funds payment in full of the price of the Goods and all other Goods agreed to be sold by OpenAir to the Company for which payment is then due. OpenAir may reasonably request the Company to store and mark as being the property of OpenAir any Goods for which payment has not been made, and to effect proper insurance cover in respect of such
      Goods.

6. THE COMPANY'S RESPONSIBILITIES

6.1   The Company shall:

      6.1.1 use its  reasonable  endeavours  to promote  the resale of Goods and
            Services to Customers

      6.1.2 conform and adhere to the manual for the  soliciting  and processing of orders from Customers;

      6.1.3 comply with the rules of the Mobile Communications Crime Prevention
            Scheme established by the Federation of Communication Services
            Limited as amended from time to time. These rules can be found in the Manual;

      6.1.4 inform OpenAir of any changes in the ownership or organization of the Company or in the Company's methods of doing business which might affect the performance of or financial ability to comply with the Company's obligations under this Agreement;

      6.1.5 comply with all applicable laws and regulations concerning the marketing and sales of Goods and Services to the Customers;

      6.1.6 maintain appropriate, full, proper and up-to-date records relating to the operation of this Agreement and details of customers with a suitable quality management systems to demonstrate proper control of its activities in the provision of services to Customers.

      6.1.7 ensure that its employees posses the necessary skills, experience and qualifications to ensure that the Company complies with its obligations under this Agreement;

      6.1.8 submit  any  reports  reasonably  requested  by  OpenAir in a timely manner; and

      6.1.9 co-operate full with OpenAir to resolve any complaints from
            Customers and afford customers the opportunity to resolve complaints in respect of the services supplied by the Network Provider by means of arbitration procedures if appropriate  established by the Network
            Provider and shall comply with such  procedures.

     6.1.10 not use the Services for any immoral or illegal purposes

     6.1.11 not to act or omit to act in a way which will or may injure or damage any persons (whether or not employees agents or
            representatives of OpenAir or the Network Provider) or any property involved in the provision of the Services or in any way cause the quality of the Services to be impaired

7. WARRANTIES AND LIABILITY

7.1   The Company acknowledges that the Goods are manufactured by independent third parties ("the Manufacturers") and the Company shall only be entitled to the benefit of any warranty in respect of the Goods as is given by the
      Manufacturers to OpenAir and which OpenAir is entitled to pass on to the
      Company

7.2   OpenAir warrants that the Services will be provided using reasonable care and skill but does not warrant that they will be available without interruption or free from error

7.3   Subject as expressly provided in this Agreement, all warranties, conditions, or other terms implied by statute or common law are excluded to the fullest extent permitted by law

7.4   Except in respect of death or personal injury caused by the negligence of
      OpenAir, its employees or agents, Open air's liability in contract, tort or otherwise including any liability for negligence howsoever arising out of or in connection with the performance of Openair's obligations under this Agreement shall be limited to an amount not exceeding the recommended retail price of all Goods and Services supplied to the Company in the preceding three month period

7.5   The Company also agrees to indemnify OpenAir against all liability arising out of any actions, proceedings and claims made by any Customer against the Network Provider and/or OpenAir and all damage loss or expense in connection therewith except liability for death or personal injury resulting from the negligence of the Network  Provider in the  performance of its obligation

7.6   For the avoidance of doubt, OpenAir shall not be liable for the acts, omissions. Defaults, and negligence of the Company, its employees and agents, and the Company hereby agrees to indemnify OpenAir against any actions, proceedings, costs, claims, expenses and demands which may be against OpenAir fully in respect thereof

8. FORCE MAJEURE

8.1   If either party is affected by an event of Force Majeure it shall promptly notify the other party of the nature and extent of the circumstances in question

8.2   Notwithstanding any other provision of this Agreement, neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, for any delay in performance of the non-performance of any of its obligations under this Agreement, to the extent that the delay or non-performance is due to any Force Majeure which it has notified to the other party, and the time for performance of that obligation shall be extended accordingly

8.3   If the Force Majeure prevails for a continuous period in excess of three months, either party may by notice in writing to the other immediately terminate this Agreement

9. DURATION AND TERMINATION

9.1   Subject to clauses 9.2 and 9.3 below, this Agreement shall come into force on the date hereof and shall continue in force for a period of one year and shall continue thereafter unless or until terminated by either party giving to the other party at any time not less than twelve months' written notice to expire on or at any time after the end of that period. For the purposes of clarity OpenAir shall be entitled to decline any additional business proposed by the Company after such notice of termination has been given.

9.2   OpenAir shall be entitled forthwith to terminate this Agreement by written notice to the Company if:

      9.2.1 the Company commits any continuing or material breach of its obligations under this Agreement and in the case of such a breach which is capable of remedy fails to remedy the same within thirty days of the receipt of a written notice requiring it to be remedied; or

      9.2.2 The Company  breaches the rules of the Mobile  Communications  Crime
            Prevention Scheme; or

      9.2.3 an emcumbrancer takes possession or a receiver is appointed over any of the property or assets of the Company; or

      9.2.4 the Company  makes any voluntary  arrangement  with its creditors or becomes subject to an Administration Order; or

      9.2.5 the Company goes into liquidation (except for the purposes of an amalgamation, reconstruction, or other re-organisation and in such manner that the Company resulting from the re-organisation effectively agrees to be bound by or to assume the obligations imposed on the Company under this Agreement); or

      9.2.6 the Company ceases or threatens to cease, to carry on business

      9.3   This Agreement  shall  terminate  forthwith upon the  termination or expiry of the Network Agreement

      9.4   For the purposes of clause 9.2.1 a breach shall be considered capable of remedy if the Company can comply with the provision in question in all respects other than as to the time of performance
            (provided that time of performance is not of the essence)

      9.5   Any failure by OpenAir to enforce at any time or for any period any provision of this Agreement shall not be considered as a waiver of such provision or of the right at any time subsequently to enforce all terms and conditions of this Agreement

      9.6   The right to terminate this Agreement given by this clause shall not prejudice any other right or remedy of OpenAir in respect of the breach concerned (if any) or any other breach

      9.7   Upon the termination of this Agreement for any reason, subject as otherwise provided in this Agreement and to any other rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement

      10. CONFIDENTIALITY

      10.1  Subject to clause 10.3 each party undertakes to the other that it shall at all times during the continuance of this Agreement and after this termination:

           10.1.1 Use its best endeavours to keep secret and confidential all confidential information disclosed to it by the other party
                  (whether written or oral) in connection with this Agreement and the Goods and Services and accordingly not to disclose any such confidential information to any third party; and

           10.1.2 Not to use any such confidential information for any purpose other than the performance of its obligations under this
                  Agreement

     10.1.3 ensure that its employees, agents and sub-contractors are made aware of its obligations under this clause 10.1 and agree to be bound by its provisions

           10.1.3 As and when so requested by the other party, return to it and/or destroy and/or (in the case of confidential information held in electronic form) expunge or cause to be expunged all confidential information disclosed by such other party to the party receiving such request and shall certify to such other party, by signature of two directors of the certifying party, that it has complied in all respects with the requirements of this paragraph 10.1.4.

      10.2  The undertakings in clause 10.1 shall not apply to any information, which is already in the possession of the receiving party, or already in the public domain other than as a result of a breach of this clause

10.3  Notwithstanding clause 10.1 OpenAir shall be permitted to provide to the
      Network Provider, upon reasonable demand by the Network Provider, the name address and subscriber number together with all other relevant information relating to the directory entry for each subscriber

10.4  It is acknowledged by OpenAir that the identity of each Customer is confidential to the Company and will only be or has been disclosed to
      Openair to enable it to provide the Services and perform its other obligations hereunder. Openair accordingly acknowledges to the Company that the list of Customers and every part thereof, as well as every other reference to or other item

      of information about Customers in Openair's possession or under its control or to which it has access which identifies Customers' name or other personal details, comprise confidential information of the Company.
      All of the provisions of clause 10.1 will apply to such list and every such item of information.

      11. INTELLECTUAL PROPERTY RIGHTS

      11.1  The Company shall comply with all guidelines and directions issued from time to time by the Network Provider in connection with the trademark and promotion and protection of the same

      11.2  The Company shall not use or apply to register any name or trademark similar to the name or trade mark of the Network Provider or of
            OpenAir except promotion of the Services provided by the Network
            Provider

      11.3  All intellectual property rights in or relating to the systems and services provided by the Network Provider shall be retained by the
            Network Provider and all other intellectual property rights in or relating to the Services shall be retained by OpenAir and the
            Company shall acquire no such rights by reason of providing the
            Services to Customers

      12. GENERAL

      12.1  The parties to this Agreement shall perform their obligations as independent contractors and nothing in this Agreement shall create, or be deemed to create a partnership, joint venture or agency between the parties.

      12.2  Neither party shall be entitled to assign or novate its rights and obligations under this Agreement to a third party without the other party's prior written consent (such consent not to be unreasonably withheld) and in the event that the Company assigns or transfers all its Customers to a Network Provider other than applied through
            OpenAir then OpenAir shall have the right to terminate this
            Agreement forthwith by notice to the Company

      12.3  This Agreement contains the entire Agreement between the parties with respect to its subject matter, supersedes all previous
            Agreements and understanding between the parties, and may not be modified except by an instrument in writing signed by the duly authorized representatives of the parties.

      12.4  If any provision of this Agreement is declared by any Court or any other competent authority to be void, voidable , illegal or otherwise unenforceable in whole or part (or if indications to the effect are received by OpenAir from any competent authority), the other provisions of this Agreement and the remainder of the affected provisions of this Agreement and the remainder of the affected provision shall continue to be valid

      12.5  The Company confirms that it is registered under the Data Protection
            Act 1998 and that is has in place an implemented data protection act policy. The Company will indemnify OpenAir against any loss or claim, including costs and/or damages and/or fines, suffered by
            OpenAir resulting from a breach by the Company or any of its servants or agents of that Act or the orders or regulations made under or in pursuance of it

      12.6  The Contracts (Rights of Third Parties) Act 1999 is excluded from this Agreement

      13. NOTICES

      13.1  Any notice or other communication required or authorized by this
            Agreement may be given by hand or sent by first class pre-paid recorded delivery or registered post to the address specified for the relevant party in this Agreement or to such other address as may be notified by either party to the other or by facsimile
            transmission to the other party

      13.2  Any notice given by hand shall be deemed to be served on delivery, and any notice sent by post pursuant to clause 12.1 shall be deemed to be serviced 48 hours after posting. Any notice sent by facsimile transmission shall be deemed to be served on the date of
            transmission provided that there is proof of the transmission

      13.3  The  address of OpenAir  for  service  of notices  unless  otherwise advised shall be:
            OpenAir

            Rail House
            Gresty Road
            Crewe
            CW2 6EA

14. GOVERNING LAW AND JURISICTION

14.1  This Agreement shall be governed by and construed in all respects in accordance with the laws of England, and the parties hereby submit to the non-exclusive jurisdiction of the English Courts

SIGNED by                           )  illegible
For and on behalf of                )  illegible
EASYAIR LIMITED                     )  illegible

SIGNED by                           )
For and on behalf of                )illegible
SWIFTNET LIMITED                    )Bryan Franks  2-4-03

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           EXHIBIT 10.25 -- AGREEMENT WITH EASYAIR LIMITED (OPEN AIR)

                           APPENDIX B -- PAYMENT PLAN
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SERVICE PROVIDER PAYMENT PLAN

This document describes the Payment Plan available to O2's Accredited Service Providers from 1st October 2003

1. INTRODUCTION

This O_2 Service Provider Payment Plan (the "Payment Plan") is effective from 1 October 2003. O_2 reserves the right at its discretion to amend or withdraw any or all of the elements of the Payment Plan and/or its benefits subject to the giving of at least one month's prior written notice, unless the changes are to Service Provider's advantage generally, in which case they may be introduced, at O_2 discretion, upon shorter notice.

Payment Plan benefits are in addition to standard margins and other benefits provided under O_2's Price List (unless otherwise stated).

Please refer to the Definitions section at the end of this document for an explanation of the meaning of certain words and phrases used in this document.

Nothing in this Payment Plan applies to, or provides any funding in respect of or calculated by reference to, pre-pay tariffs.

JF Channel Management - Payment Plan Oct 03 2

2. SUMMARY

The revenue elements the Service Provider may receive under the Payment Plan are as follows:

a) Tariff Bonus including Clawback – 12 month customer agreement
b) Tariff Bonus including Clawback – 24 month customer agreement
c) ARPU Bonus including Clawback – 12 month customer agreement
d) ARPU Bonus including Clawback – 24 month customer agreement
e) Ongoing Revenue Award
f) O2 Marketing Fund Payments

JF Channel Management - Payment Plan Oct 03 3

3. TARIFF BONUS

3.1 A Tariff Bonus is payable for each new eligible Active Subscriber contracting to a minimum connection for 12 months agreement, as set out below:

Tariff & Call Plans	Bonus (£)
O2 Data Only, O_2 Leisure Time, O_2 Leisure Time plus, O_2 30, O_2 50, O2 Group 5	4
O_2 Flat Rate 150, O_2 Flat Rate 250, O_2 100, O_2 200, Flat Rate Voice with Data and O2 Data 5	18
O_2 250, O_2 400, Business Tariff, O2 Business Tariff Plus, GPRS 36 mb and Web professional	36
Mobile Extension, Best for Business, Business Max, Groupworker, O_2 Max and O2 Groupworker plus.	48

3.2 A Tariff Bonus is payable for each new eligible Active Subscriber contracting to a minimum connection for 24 months agreement, as set out below:

Tariff & Call Plans	Bonus (£)
O2 Data Only, O_2 Leisure Time, O_2 Leisure Time plus, O_2 30, O_2 50, O2 Group 5	6
O_2 Flat Rate 150, O_2 Flat Rate 250, O_2 100, O_2 200, Flat Rate Voice with Data and O2 Data 5	27
O_2 250, O_2 400, Business Tariff, O2 Business Tariff Plus, GPRS 36 mb and Web professional	54
Mobile Extension, Best for Business, Business Max, Groupworker, O_2 Max and O2 Groupworker plus.	72

3.3 Tariff Bonuses will not be paid on O2 to O2 migrations.

JF Channel Management - Payment Plan Oct 03 4

4. ARPU BONUS

In addition to the Tariff Bonus each new connection contracting to a 12 month or a 24 month minimum connection agreement will be eligible for an ARPU Bonus based on the following billed revenue - wholesale subscription revenue, wholesale outgoing call revenue, wholesale roaming revenue, wholesale GPRS, wholesale SMS mobile terminated and wholesale MMS mobile terminated (together "Wholesale Revenue") and, as set out below:

Average Wholesale Revenue	£ / customer		12 month Contract	24 month Contract
15.00	-	19.99	10	15
20.00	-	24.99	20	30
25.00	-	29.99	30	45
30.00	-	39.99	40	60
40.00	-	49.99	55	83
50.00	-	59.99	70	105
60.00	-	69.99	100	150
70.00	-	79.99	130	195
80.00	-	99.99	160	240
100.00	-	149.99	190	285
150.00	-	199.99	220	330
200.00	-	249.99	250	375
250.00	-	299.99	280	420
300.00	-	399.99	310	465
400.00	-	499.99	340	510
500.00	-		370	555

The ARPU Bonus will be paid as per the table above using the average monthly Wholesale Revenue per connection in months 2 to 4 after month of activation and will be paid in month 6.

ARPU Bonus will not be paid on any O2 to O2 migrations.

5. TARIFF BONUS & ARPU BONUS CLAWBACK

O_2 will reclaim from the Service Provider a proportion of the Tariff Bonus and ARPU Bonus paid in the event of a connection being disconnected from O_2 within 12/24 months of original connection. The proportion of Tariff Bonus and ARPU Bonus clawed back will be as follows:

JF Channel Management - Payment Plan Oct 03 3

Tariff Bonus & ARPU Bonus awarded for a 12-month agreement:

Period from Connection to Disconnection	% Clawback
Up to 3 months	100%
3 months or more, but less than 6 months	75%
6 months or more, but less than 9 months	50%
9 months or more, but less than 12 months	25%
12 months or more	0%

Tariff Bonus & ARPU Bonus awarded for a 24- month agreement:

Period from Connection to Disconnection	% Clawback
Up to 6 months	100%
6 months or more, but less than 12 months	75%
12 months or more, but less than 18 months	50%
18 months or more, but less than 24 months	25%
24 months or more	0%

Customers connected to a 12-month minimum connection agreement cannot change to a 24-month minimum connection agreement and a 24-month minimum connection agreement cannot change to a 12-month minimum connection agreement .

5.1 Call Plan Changes (applies to customers on both 12 and 24 month contracts)

5.1.1 When a customer changes from a Call Plan which attracts the payment of a Tariff Bonus to another such Call Plan within 12 months of the date of the original connection, the following arrangements will apply:-

(i) <u>Change to a Call Plan for which a higher Tariff Bonus is Paid</u>

- The initial Tariff Bonus will not be clawed back.
- The amount of the initial Tariff Bonus will be deducted from the higher Tariff Bonus, and a percentage of the balance of the higher

JF Channel Management - Payment Plan Oct 03 6

Tariff Bonus will be paid. The percentage to be paid is set out in the Tariff Bonus Adjustment Table below.

(ii) Change to a Call Plan for which a lower Tariff Bonus is Paid

- There will be a Clawback of a percentage of the difference between the initial Tariff Bonus and the Tariff Bonus that would be paid for a new connection to the new Call Plan. The percentage Clawback will be the percentage set out in the Tariff Bonus Adjustment Table below.

Tariff Bonus Adjustment Table

Period from Original Connection to Date of Call Plan Change	% Paid/Clawed Back
Up to 3 months	100%
3 months or more, but less than 6 months	75%
6 months or more, but less than 9 months	50%
9 months or more, but less than 12 months	25%
12 months or more	0%

5.1.2 When a customer disconnects from O_2 after a Call Plan change but within 12 months from the date of initial connection, a percentage of the adjusted amount of total Tariff Bonus paid since original connection will be clawed back as set out in the Tariff Bonus Clawback Table.

5.1.3 A change from one Call Plan to another Call Plan 12 months or more after the date of original connection without the customer's telephone number being disconnected from O_2 network will not constitute a connection for which a Tariff Bonus is payable.

6. ONGOING REVENUE AWARD

The Ongoing Revenue Award provides an additional discount on Wholesale Revenue including GPRS, roaming and international charges

The discount will vary according to the tenure of the customer connection and the average monthly Wholesale Revenue per connection. Roaming discounts will be at a fixed rate discount of 10%.

Ongoing Revenue Awards (including Roaming) will be based on the following discounts as set out in the below table.

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Ongoing Revenue			Tenure (months)		
Wholesale Revenue (£ per month)			0 - 12	13 - 24	25 +
9	-	14.99	18%	22%	26%
15	-	24.99	20%	24%	28%
25	-	49.99	22%	26%	30%
50	-	74.99	24%	28%	32%
75			26%	30%	34%
Roaming			10%	10%	10%

Total Wholesale Revenue including roaming charges will be used to calculate the banding as above, however roaming charges will receive the 10% discounts nd all other components of Wholesale Revenue will receive the discounts referred to in the above table.

Example
Wholesale Revenue exc. Roaming charges: £20
Wholesale Revenue -Roaming charges: £10
Total Wholesale Revenue: £30

Wholesale Revenue exc. Roaming charges: £20 = paid at banding @ £30 level (22%/26%/30% depending on tenure)
Wholesale Revenue - Roaming Charges: £10 = 10% fixed

7. WITHDRAWAL OF ANNIVERSARY PAYMENTS

Anniversary Payments will no longer be made as part of the Payment Plan. However Clawback will still be applied to any Anniversary Payments previously made as follows:

Clawback of Anniversary Payments

O_2 will reclaim from the Service Provider a proportion of any Anniversary Payment previously made if the relevant mobile phone number in respect of which the Anniversary Payment has been made is disconnected from O_2 within 12 months of the date of payment of an Anniversary Payment. The proportion of the Anniversary Payment to be clawed back will be as follows:

Period from relevant Anniversary to Disconnection	% Clawback

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Up to 3 months	100%
3 months or more, but less than 6 months	75%
6 months or more, but less than 9 months	50%
9 months or more, but less than 12 months	25%

8. CONDITIONS APPLICABLE TO O2 TARIFF BONUS AND ARPU BONUSES

All payments of Tariff Bonuses and ARPU Bonuses will only be made if the relevant new connection is made directly as a result of the sale or supply of a digital handset.

O_2 shall be entitled to require the production of evidence showing that the relevant sale or supply of a digital handset has taken place. If O2 is not satisfied that a sale of a digital handset has taken place, then no payment will be made or any payment already made will be subject to 100% Clawback.

9. ZERO CALL REVENUE

If, in any month, the percentage of Zero Call Revenue Customers as a percentage of the Service Provider's closing base of customer connections for such month exceeds 15%, O_2 reserves the right to: -

a) Withdraw the entitlement of the Service Provider to the payment of the Tariff Bonus, ARPU Bonus, Ongoing Revenue Award , and any other O2 payments due to the Service Provider including any Anniversary Payments in respect of the relevant month, and/or

b) Require the Service Provider to repay 100% of the Tariff Bonus and ARPU Bonus, Ongoing Revenue Award and any other O2 payments due to the Service Provider including any Anniversary Payments already provided to the Service Provider in respect of the relevant month, even if this is after the period during which the Service Provider may otherwise be required to repay all or part of any such payments.

10. CLAWBACK REPAYMENTS

Where a Tariff Bonus or Anniversary Payment is clawed back by O2, the amount clawed back will be re-credited to the Service Provider if the

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disconnected mobile telephone number which caused the Clawback is subsequently re-connected to the O2 Network within 90 days of disconnection.

11. MOBILE NUMBER PORTABILITY

Mobile telephone numbers transferred to and connected to O2 network from other networks will be treated in the same manner as new connections for the purposes of this Payment Plan. Similarly, mobile telephone numbers disconnected from the O2 network and transferred to another network will be treated in the same manner as other disconnection's from the O2 network.

12. O2 MARKETING FUND

O2 may make available marketing and acquisition funding which will be allocated on a discretionary basis on mutually agreed promotions. This is to ensure that the funding is focused on the achievement of O2's then current strategic plans.

Funding must be agreed in advance by O2 to any such activities. O2 reserves absolute discretion in its approval of marketing and acquisition funding.

Where applicable, such funding will be paid on a per adjusted connection basis and standard Tariff Bonus and ARPU Clawback terms and conditions will apply to such funding.

Funding will not be paid on any O2 to O2 migrations.

13. ILLEGAL EQUIPMENT

No commissions, bonuses or other benefits will be payable or allowed for connections associated with the use of illegal or unlawful telecommunications apparatus, for example GSM gateways which are or have been used to provide commercial third-party telecommunications services. Any commissions, bonuses or other benefits paid by O2 will be subject to immediate 100% Clawback.

14. DEFINITIONS

Active Subscriber means a subscriber to the O2 network who will remain or has remained continuously connected to the O2 network and whose connection is not a 21 day return, or an O2 to O2 migration or as O2 determines a disconnection /

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reconnection.

Average Base means the total number of mobile phone numbers connected to O2 by the Service Provider as at midnight on the last day of the month plus the total number of mobile phone numbers connected to O2 by the Service Provider as at midnight on the last day of the previous month excluding 21day returns, divided by 2.

Clawback means the recovery by O2 of commissions, bonuses and other sums paid by O2 to the Service Provider.

Price List: means the published price list for use of the O2 network and telecommunication services and other ancillary services as may be amended by O2 from time to time.

Zero Call Revenue Customer means a customer of the Service Provider where that customer's mobile phone number is not recorded as having made any calls on the O2 network.

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--------------------------------------------------------------------------------
           EXHIBIT 10.25 -- AGREEMENT WITH EASYAIR LIMITED (OPEN AIR)
                            APPENDIX C -- PRICE LIST
--------------------------------------------------------------------------------

   TARIFF NAME      MINIMUM NO   MONTHLY       INCLUSIVE      ON NET     ON NET     ON NET      UK        UK          UK       UK
                      OF          LINE          MINUTES       PEAK        OFF        W/ND      PEAK      0FF-        W/ND     LOCAL
                    HANDSETS     RENTAL        AND TYPE                  PEAK                            PEAK                 PEAK
----------------       -       ------------       ----        ----       ----       ----       ----      ----        ----     ----
    BUSINESS           1       (pound)11.91       NONE         N/A        N/A        N/A       8.51      7.00        1.71     7.00
  BUSINESS PLUS        1       (pound)11.91       NONE         N/A        N/A        N/A       8.00      8.00        8.00     8.00
 BEST 4 BUSINESS       2       (pound)11.91       NONE        4.50       4.50       4.50       8.00      8.00        8.00     8.00
   GROUPWORKER         5       (pound)14.00       NONE        4.50       4.00       1.71       8.51      7.00        1.71     7.00
GROUPWORKER PLUS       5       (pound)13.00       NONE        4.50       4.50       4.50       8.00      8.00        8.00     8.00
 GROUPWORKER MAX       5       (pound)68.08     3000 MINS     4.50       4.00       1.71       8.51      7.00        1.71     7.00
                                                AT ANY TIME
                                                TO UK
                                                LANDLINES
                                                AND 02
                                                MOBILES

     02 250            1       (pound)29.79     250 MINS       N/A        N/A        N/A       8.51      4.26        4.26     8.51
                                                ANY TIME
                                                TO ANY
                                                NETWORK
                                                + 50 TEXTS

     02 400            1       (pound)38.30     400 MINS       N/A        N/A        N/A       8.51      4.26        4.26     8.51
                                                ANY TIME
                                                TO ANY
                                                NETWORK
                                                + 50 TEXTS

   TARIFF NAME       UK          UK          02          02          02         02          02          02           ITS
                    LOCAL       LOCAL        TO          TO          TO         T0          TO          TO         INCLUDED
                    OFF-        W/ND         02          02          02         NON         NON         NON
                    PEAK                    PEAK         OFF        W/ND        02          02          O2
                                                        PEAK                   PEAK         OFF-       W/ND
                                                                                           PEAK
----------------    ----        ----        ----        ----        ----       -----       -----       -----         ---
    BUSINESS        4.00        1.71        7.00        7.00        7.00       29.79       21.28       21.28         YES
  BUSINESS PLUS     8.00        8.00        6.00        6.00        6.00       25.00       25.00       25.00         YES
 BEST 4 BUSINESS    8.00        8.00        6.00        6.00        6.00       25.00       25.00       25.00         YES
   GROUPWORKER      4.00        1.71        7.00        7.00        7.00       29.79       21.28       21.28         YES
GROUPWORKER PLUS    8.00        8.00        6.00        6.00        6.00       25.00       25.00       25.00         YES
 GROUPWORKER MAX    4.00        1.71        7.00        7.00        7.00       29.79       21.28       21.28         YES

     02 250         4.26        4.26        6.81        6.81        6.81       29.79       29.79       29.79          NO

     02 400         4.26        4.26        6.81        6.81        6.81       29.79       29.79       29.79          NO